                                                                 EXHIBIT 10.01

                             1994 STOCK OPTION PLAN
                                       OF
                            CONCUR TECHNOLOGIES, INC.


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                                TABLE OF CONTENTS

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                                                                              Page
1.   PURPOSE OF THE PLAN....................................................   1

2.   ELIGIBLE PERSONS.......................................................   1

3.   STOCK SUBJECT TO THIS PLAN.............................................   1

4.   ADMINISTRATION.........................................................   1

5.   GRANTING OF OPTIONS; OPTION AGREEMENT..................................   2

6.   TERMS AND CONDITIONS OF OPTIONS........................................   3
     6.1    Terms and Conditions to Which All Options are Subject...........   3
            6.1.1      Changes in Capital Structure.........................   3
            6.1.2      Corporate Transactions...............................   3
            6.1.3      Time of Option Exercise..............................   4
            6.1.4      Option Grant Date....................................   4
            6.1.5      Nonassignability of Option Rights....................   4
            6.1.6      Payment..............................................   4
            6.1.7      Termination of Employment............................   5
            6.1.8      Repurchase of Stock..................................   5
            6.1.9      Withholding and Employment Taxes.....................   6
            6.1.10     Other Provisions.....................................   6
            6.1.11     Determination of Value...............................   7
            6.1.12     Option Term..........................................   7
            6.1.13     Exercise Price.......................................   7
     6.2    Term and Conditions to Which Only NQOs Are Subject..............   7
            6.2.1      Exercise Price.......................................   7
     6.3    Terms and Conditions to Which only ISOs Are Subject.............   8
            6.3.1      Exercise Price.......................................   8
            6.3.2      Disqualifying Dispositions...........................   8
            6.3.3      Grant Date...........................................   8
            6.3.4      Vesting..............................................   8
            6.3.5      Term.................................................   8

7.   MANNER OF EXERCISE.....................................................   7

8.   EMPLOYMENT OR CONSULTING RELATIONSHIP..................................   8

9.   CONDITIONS UPON ISSUANCE OF SHARES.....................................   8

10.  NONEXCLUSIVITY OF THE PLAN.............................................   8

11.  MARKET STANDOFF........................................................   8

12.  AMENDMENTS TO PLAN.....................................................   8

13.  EFFECTIVE DATE OF PLAN.................................................   9



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                             1994 STOCK OPTION PLAN
                                       OF
                            CONCUR TECHNOLOGIES, INC.




      1.    PURPOSE OF THE PLAN

            The purposes of the 1994 Stock Option Plan (the "Plan") of Concur Technologies, Inc. (formerly Portable Software Corporation), a Washington corporation (the "Company"), are to:

            (a) Encourage selected employees, directors and consultants to improve operations and increase profits of the Company;

            (b) Encourage selected employees, directors and consultants to accept or continue employment or association with the Company or its Affiliates; and

            (c) Increase the interest of selected employees, directors and consultants in the Company's welfare through participation in the growth in value of the common stock of the Company (the "Common Stock").

            Options granted under this Plan ("Options") may be "incentive stock option" ("ISOs") intended to satisfy the requirements of section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or "nonqualified options" ("NQOs").

      2.    ELIGIBLE PERSONS

            Every person who at the date of grant of an Option is a full-time employee of the Company or of any Affiliate (as defined below) of the Company is eligible to receive NQOs or ISOs under this Plan. Every person who at the date of grant is a consultant to, or non-employee director of, the Company or any Affiliate (as defined below) of the Company is eligible to receive NQOs under this Plan. The term "Affiliate" as used in the Plan means a parent or subsidiary corporation as defined in the applicable provisions (currently Sections 424(e) and (f), respectively) of the Code. The term "employee" includes an officer or director who is an employee, of the Company. The term "consultant" includes persons employed by, or otherwise affiliated with, a consultant.

      3.    STOCK SUBJECT TO THIS PLAN

            Subject to the provisions of Section 6.1.1 of the Plan, the total number of shares of stock which may be issued under options granted pursuant to this Plan shall not exceed 375,000 shares of Common Stock. The shares covered by the portion of any grant under the Plan, which expires unexercised, shall become available again for grants under the Plan.

      4.    ADMINISTRATION

            (a) This Plan shall be administered by the Board of Directors of the Company (the "Board") or, either in its entirety or only insofar as required pursuant to Section 4(b) hereof, by a committee (the "Committee") of at least two Board members to which administration of the Plan, is delegated (in either case, the "Administrator").



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            (b) From and after such time as the Company registers a class of equity securities under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), it is intended hat this Plan shall be administered in accordance with the disinterested administration requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission ("Rule 16b-3"), or any successor rule thereto.

            (c) Subject to the other provisions of this Plan, the Administrator shall have the authority, in its discretion: (i) to grant Options; (ii) to determine the fair market value of the Common Stock subject to Options; (iii) to determine the exercise price of Options granted; (iv) to determine the persons to whom, and the time or times at which, Options shall be granted, and the number of shares subject to each Option; (v) to interpret this Plan; (vi) to prescribe, amend, and rescind rules and regulations relating to this Plan; (vii) to determine the terms and provisions of each Option granted (which need not be identical), including but not limited to, the time or times at which Options shall be exercisable; (viii) with the consent of the optionee, to modify or amend any Option; (ix) to defer (with the consent of the optionee) the exercise date of any option; (x) to authorize any person to execute on behalf of the Company any instrument evidencing the grant of an Option; and (xi) to make all other determinations deemed necessary or advisable for the administration of this Plan. The Administrator may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper.

            (d) All questions of interpretation, implementation, and application of this Plan shall be determined by the Administrator. Such determinations shall be final and binding on all persons.

            (e) With respect to persons subject to Section 16 of the Exchange Act, if any, transactions under this Plan are intended to comply with the applicable conditions of Rule 16b-3, or any successor rule thereto. To the extent any provision of this Plan or action by the Administrator fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Administrator. Notwithstanding the above, it shall be the responsibility of such persons, not of the Company or the Administrator, to comply with the requirements of Section 16 of the Exchange Act; and neither the Company nor the Administrator shall be liable if this Plan or any transaction under this Plan fails to comply with the applicable conditions of Rule 16b-3 or any successor rule thereto, or if any such person incurs any liability under
Section 16 of the Exchange Act.

      5.    GRANTING OF OPTIONS; OPTION AGREEMENT

            (a) No Options shall be granted under this Plan after ten years from the date of adoption of this Plan by the Board.

            (b) Each Option shall be evidenced by a written stock option agreement, in form satisfactory to the Company, executed by the Company and the person to whom such Option is granted; provided, however, that the failure by the Company, the optionee, or both to execute such an agreement shall not invalidate the granting of an Option, although te exercise of each option shall be subject to Section 6.1.3.

            (c) The stock option agreement shall specify whether each Option it evidences is NQO or an ISO.

            (d) Subject to Section 6.3.3 with respect to ISOs, the Administrator may approve the grant of Options under this Plan to persons who are expected to become employees, directors or consultants of the Company, but are not employees, directors or consultants at the date of approval.



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      6.    TERMS AND CONDITIONS OF OPTIONS

            Each Option granted under this Plan shall be subject to the terms and conditions set forth in Section 6.1. NQOs shall be also subject to the terms and conditions set forth in Section 6.2, but not those set forth in Section 6.3. ISOs shall also be subject to the terms and conditions set forth in Section 6.3, but not those set forth in Section 6.2.

            6.1 Terms and Conditions to Which All Options Are Subject. All Options granted under this Plan shall be subject to the following terms and conditions:

                6.1.1 Changes in Capital Structure. Subject to Section 6.1.2, if the stock of the Company is changed by reason of stock split, reverse stock split, stock dividend, or recapitalization, combination or reclassification, appropriate adjustments shall be made by the Board in (a) the number and class of shares of stock subject to this Plan and each Option outstanding under this Plan, and (b) the exercise price of each outstanding Option; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustments. Each such adjustment shall be subject to approval by the Board in its sole discretion.

                6.1.2 Corporate Transactions. Except as provided in subsequent sentences of this Section 6.1.2, upon a merger, consolidation, acquisition of property or stock, reorganization or liquidation of the Company, as a result of which the shareholders of the Company receive cash, stock or other property in exchange for their shares of Common Stock, any option granted hereunder shall terminate, provided that the Optionee shall have the right immediately prior to any such merger, consolidation, acquisition of property or stock, reorganization, or liquidation to exercise his or her option in whole or in part whether or not the vesting requirement set forth in the option agreement have been satisfied. If the shareholders of the Company receive capital stock of another corporation ("Exchange Stock") in exchange for their shares of Common Stock in any transaction involving a merger, consolidation, acquisition of property or stock, or reorganization, all options granted hereunder shall terminate in accordance with the provisions of the preceding sentence unless the Board of Directors and the corporation issuing the Exchange Stock, in their sole discretion and subject to any required action by the shareholders of the Company and such corporation, agree that all such options granted hereunder are converted into options to purchase shares of Exchange Stock. The amount and price of such options shall be determined by adjusting the amount and price of the options granted hereunder in the same proportion as used for determining the number of shares of Exchange Stock the holders of the Common Stock received in such merger, consolidation, acquisition of property or stock, or reorganization. The vesting schedule set forth in the option agreement shall continue to apply to the options granted for the Exchange Stock.

                6.1.3 Time of Option Exercise. Subject to Section 5 and
Section 6.3.4, Options granted under this Plan shall be exercisable (a) immediately as of the effective date of the stock option agreement granting the Option, or (b) in accordance with a schedule related to the date of the grant of the Option, the date of first employment, or such other date as may be set by the Administrator (in any case, the "Vesting Base Date") and specified in the written stock option agreement relating to such Option; provided, however, that the right to exercise an Option must vest at the rate of at least 20% per year over five years from the date the option was granted. In any case, no Option shall be exercisable until a written stock option agreement in form satisfactory to the Company is executed by the Company and the optionee.

                6.1.4 Option Grant Date. Except in the case of advance approvals described in Section 5(d), the date of grant of an Option under this Plan shall be the date as of which the Administrator approves the grant.



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                6.1.5 Nonassignability of Option Rights. No Option granted under this Plan shall be assignable or otherwise transferable by the optionee except by will or by the laws of descent and distribution. During the life of the optionee, an Option shall be exercisable only by the optionee.

                6.1.6 Payment. Except as provided below, payment in full, in cash, shall be made for all stock purchased at the time written notice of exercise of an Option is given to the Company, and proceeds of any payment shall constitute general funds of the Company. At the time an Option is granted or exercised, the Administrator, in the exercise of its absolute discretion after considering any tax or accounting consequences, may authorize any one or more of the following additional methods of payment:

                        (a)   Acceptance  of  the  optionee's   full  recourse
promissory not for all or part of the Option price, payable on such terms and bearing such interest rate as determined by the Administrator (but in no event less than the minimum interest rate specified under the Code at which no additional interest would be imputed), which promissory not may be either secured or unsecured in such manner as the Administrator shall approve (including, without limitation, by a security interest in the shares of the Company);

                      (b) Delivery by the optionee of Common Stock already owned by the optionee for all or part of the Option price, provided the value (determined as set forth in Section 6.1.11) of such Common Stock is equal on the date of Exercise to the Option price, or such portion thereof as the optionee is authorized to pay by delivery of such stock; provided, however, that if any optionee has exercised any portion of any Option granted by the Company by delivery of Common Stock, the optionee may not, within six months following such exercise, exercise any Option granted under this Plan by delivery of Common Stock without the consent of the Administrator; and

                      (c) Any other consideration and method of payment to the extent permitted under the Washington Business Corporation Act.

                  6.1.7 Termination of Employment. If for any reason other than death or permanent and total disability, an optionee ceases to be employed by the Company or any of its Affiliates (such event being called "Termination"), Options held at the date of Termination (to the extent then exercisable) may be exercised in whole or in part at any time within three (3) months of the date of such Termination, or such other period as is specified in the Option Agreement (but in no event after the Expiration Date); provided, that if such exercise of the Option would result in liability for the optionee under Section 16(b) of the Exchange Act, then such three-month period automatically shall be extended until the tenth (10) day following the last date upon which optionee has any liability under Section 16(b) (but in no event after the Expiration Date). If an optionee dies or becomes permanently and totally disabled (within the meaning of Section 22(e) (3) of the Code) while employed by the Company or an Affiliate or within the period that the Option remains exercisable after Termination, Options then held (to the extent then exercisable) may be exercised, in whole or in part, by the optionee, by the optionee's personal representative or by the person to whom the Option is transferred by devise or the laws of descent and distribution, at any time within six (6) months after the death or six (6) months after the permanent and total disability of the optionee or any longer period specified in the Option Agreement (but in no event after the Expiration Date). For purposes of this Section 6.1.7, "employment" includes service as a director or as a consultant. For purposes of this Section 6.1.7, an optionee's employment shall not be deemed to terminate by reason of sick leave, military leave or other leave of absence approved by the Administrator, if the period of any such leave does not exceed 90 days or, if longer, if the optionee's right to reemployment by the Company or any Affiliate is guaranteed either contractually or by statute.



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                  6.1.8 Repurchase of Stock. At the option of the Administrator, the stock to be delivered pursuant to the exercise of any Option granted to an employee, director or consultant under this Plan may be subject to a right of repurchase in favor of the Company with respect to any employee, or director or consultant whose employment, or director or consulting relationship with the Company is terminated. Such right of repurchase either:

                        (a) shall be at the Option exercise price and (i) shall lapse at the rate of at lease 20% per year over five (5) years from the date the Option is granted (without regard to the date it becomes exercisable), and must be exercised for cash or cancellation of purchase money indebtedness within 90 days of such termination and (ii) if the right is assignable by the Company, the assignee must pay the Company upon assignment of the right (unless the assignee is a 100% owned subsidiary of the Company or is an Affiliate) cash equal to the difference between the Option exercise price and the value (determined as set forth in Section 6.1.11) of the stock to be purchased if the Option exercise price is less than such value; or

                        (b) shall be a the higher of the Option exercise price or the value (determined as set forth in Section 6.1.11) of the stock being purchased on the date of termination, and must be exercised for cash or cancellation of purchase money indebtedness within 90 days of termination of employment, and such right shall terminate when the Company's securities become publicly traded.

            Determination of the number of shares subject to any such right of repurchase shall be made as of the date the employee's employment by, director's director relationship with, or consultant's consulting relationship with, the Company terminates, not as of the date that any Option granted to such employee, director or consultant is thereafter exercised.

                  6.1.9 Withholding and Employment Taxes. At the time of exercise of an Option or at such other time as the amount of such obligations becomes determinable (the "Tax Date"), the optionee shall remit to the Company in cash all applicable federal and state withholding and employment taxes. If authorized by the Administrator in its sole discretion after considering any tax or accounting consequences, an optionee may elect to (i) deliver a promissory note on such terms as the Administrator deems appropriate, (ii) tender to the Company previously owned shares of Stock or other securities of the Company, or
(iii) have shares of Common Stock which are acquired upon exercise of the Option withheld by the Company to pay some or all of the amount of tax that is required by law to be withheld by the Company as a result of the exercise of such Option, subject to the following limitations:

                        (a) Any election pursuant to clause (iii) above by an optionee subject to Section 16 of the Exchange Act shall either (x) be made at least six months before the Tax Date and shall be irrevocable; or (y) shall be made in (or made earlier to take effect in) any ten-day period beginning on the third business day following the date of release for publication of the Company" quarterly or annual summary statements of earnings and shall be subject to approval by the Administrator, which approval may be given at any time after such election has been made. In addition, in the case of (y), the Option shall be held at least six months prior to the Tax Date.

                        (b) Any election pursuant to clause (ii) above, where the optionee is tendering Common Stock issued pursuant to the exercise of an Option, shall require that such shares be held at least six months prior to the Tax Date.

            Any of the foregoing limitations may be waived (or additional limitations may be imposed) by the Administrator, in its sole discretion, if the Administrator determines that such foregoing limitations are not required (or that such additional limitations are required) in order that the transaction shall be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3, or any successor rule



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thereto. In addition, any of the foregoing limitations may be waived by the
Administrator, in its sole discretion, if the Administrator determines that Rule 16b-3, or any successor rule thereto, is not applicable to the exercise of the Option by the optionee or for any other reason.

            Any securities tendered or withheld in accordance with this Section
6.1.9 shall be valued by the Company as of the Tax Date.

                  6.1.10 Other Provisions. Each Option granted under this Plan may contain such other terms, provisions, and conditions not inconsistent with this Plan as may be determined by the Administrator, and each ISO granted under this Plan shall include such provisions and conditions as are necessary to qualify the Option as an "incentive stock option" within the meaning of Section 422 of the Code. If Options provide for a right of first refusal in favor of the company with respect to stock acquired by employees, directors or consultants, such Options shall provide that the right of first refusal shall terminate upon the earlier of (i) the closing of the Company's initial registered public offering to the public generally, or (ii) the date ten years after the grant date as set forth in Section 6.1.4.

                  6.1.11 Determination of Value. For purposes of the Plan, the value of Common Stock or other securities of the Company shall be determined as follows:

                        (a) If the stock of the Company is listed on any established stock exchange or National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System, its fair market value shall be the closing sales price for such stock or the closing bid if no sales were reported, as quoted on such system or exchange (or the largest such exchange) for the date the value is to be determined (or if there are no sales for such date, then for the last preceding business day on which there were sales), as reported in the Wall Street Journal or similar publication.

                        (b) If the stock of the Company is regularly quoted by a recognized securities dealer but selling prices are not reported, its fair market value shall be the mean between the high bid and low asked prices for the stock on the date the value is to be determined (or if there are no quoted prices for the date of grant, then for the last preceding business day on which there were quoted prices).

                        (c) In the absence of an established market for the stock, the fair market value thereof shall be determined in good faith by the Administrator, with reference to the Company's net worth, prospective earning power, dividend-paying capacity, and other relevant factors, including the goodwill of the Company, the economic outlook in the Company's industry, the Company's position in the industry and its management, and the values of stock of other corporations in the same or a similar line of business.

                  6.1.12 Option Term. Subject to Section 6.3.5, no Option shall be exercisable more than ten years after the date of grant, or such lesser period of time as is set forth in the stock option agreement (the end of the maximum exercise period stated in the stock option agreement is referred to in this Plan as the "Expiration Date").

                  6.1.13 Exercise Price. The exercise price of any Option granted to any person who owns, directly or by attribution under the Code currently Section 424(d), stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Affiliate (a "Ten Percent Stockholder") shall in no event be less than 110% of the fair market value (determined in accordance with Section 6.1.11) of the stock covered by the Option at the time the Option is granted.



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

            6.2 Terms and Conditions to Which Only NQOs Are Subject. Options granted under this Plan which are designated as NQOs shall be subject to the following terms and conditions:

                  6.2.1 Exercise Price. Except as set forth in Section 6.1.13, the exercise price of a NQO shall be not less than 85% of the fair market value (determined in accordance with Section 6.1.11) of the stock subject to the Option on the date of grant.

            6.3 Terms and Conditions to Which Only ISOs Are Subject. Options granted under this Plan which are designated as ISOs shall be subject to the following terms and conditions:

                  6.3.1 Exercise Price. Except as set forth in Section 6.1.13, the exercise price of an ISO shall be determined in accordance with the applicable provisions of the Code and shall in no even be less than the fair market value (determined in accordance with Section 6.1.11) of the stock covered by the Option at the time the Option is granted.

                  6.3.2 Disqualifying Dispositions. If stock acquired by exercise of an ISO granted pursuant to this Plan is disposed of in a "disqualifying disposition" within the meaning of Section 422 of the Code, the holder of the stock immediately before the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the Option as the Company may reasonably require.

                  6.3.3 Grant Date. If an ISO is granted in anticipation of employment as provided in Section 5(d), the Option shall be deemed granted, without further approval, on the date the grantee assumes the employment relationship forming the basis for such grant, and, in addition, satisfies all requirements of this Plan for Options granted on that date.

                  6.3.4 Vesting. Notwithstanding any other provision of this Plan, ISOs granted under all incentive stock option plans of the Company and its subsidiaries may not "vest" for more than $100,000 In fair market value of stock (measured on the grant date(s)) in any calendar year. For purposes of the preceding sentence, an option "vests" when it first becomes exercisable. If, by their terms, such ISOs taken together would vest to a greater extent in a calendar year, and unless otherwise provided by the Administrator, the vesting limitation described above shall be applied by deferring the exercisability of those ISOs or portions of ISOs which have the highest per share exercise prices; but in no event shall more than $100,000 in fair market value of stock (measured on the grant date(s) vest in any calendar year. The ISOs or portions of ISOs whose exercisability is so deferred shall become exercisable on the first day of the first subsequent calendar year during which they may be exercised, as determined by applying these same principles and all other provisions of this Plan including those relating to the expiration and termination of ISOs. In no even, however, will the operation of this Section 6.3.4 cause an ISO to vest before its terms or, having vested, cease to be vested.

                  6.3.5 Term. Notwithstanding Section 6.1.12, no ISO granted to any Ten Percent Stockholder shall be exercisable more than five years after the date of grant.

      7.    MANNER OF EXERCISE

                  (a) An optionee wishing to exercise an Option shall give written notice to the Company at its principal executive office, to the attention of the officer of the Company designated by the Administrator, accompanied by payment of the exercise price as provided in Section 6.1.6. The date the Company receives written notice of an exercise hereunder accompanied by payment of the exercise price will be considered as the date such Option was exercised.



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

                  (b) Promptly after receipt of written notice of exercise of an Option, the Company shall, without stock issue or transfer taxes to the optionee or other person entitled to exercise the Option, deliver to the optionee or such other person a certificate or certificates for the requisite number of shares of stock. An optionee or permitted transferee of an optionee shall not have any privileges as a shareholder with respect to any shares of stock covered by the Option until the date of issuance (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent) of such shares.

      8.    EMPLOYMENT OR CONSULTING RELATIONSHIP

            Nothing in this Plan or any Option granted thereunder shall interfere with or limit in any way the right of the Company or of any of its Affiliates to terminate any optionee's employment or consulting at any time, nor confer upon any optionee any right to continue in the employ of, or consult with, the Company or any of its Affiliates.

      9.    CONDITIONS UPON ISSUANCE OF SHARES

            Shares of Common stock shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended (the "Securities Act").

      10.   NONEXCLUSIVITY OF THE PLAN

            The adoption of the Plan shall not be construed as creating any limitations on the power of the Company to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options other than under the Plan.

      11.   MARKET STANDOFF

            Each Optionee, if so requested by the Company or any representative of the underwriters in connection with any registration of the offering of any securities of the company under the Securities Act shall not sell or otherwise transfer any shares of Common Stock acquired upon exercise of Options during the 180-day period following the effective date of a registration statement of the company filed under the Securities Act; provided, however, that such restriction shall apply only to the first two registration statements of the Company to become effective under the Securities Act which includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restriction until the end of such 180-day period.

      12.   AMENDMENTS TO PLAN

            The Board may at any time amend, alter, suspend or discontinue this Plan. Without the consent of an optionee, no amendment, alteration, suspension or discontinuance may adversely affect outstanding Options except to conform this Plan and ISOs granted under this Plan to the requirements of federal or other tax laws relating to incentive stock options. No amendment, alteration, suspension or discontinuance shall require shareholder approval unless (a) shareholder approval is required to preserve incentive stock option treatment for federal income tax purposes, or (b) the Board otherwise concludes that shareholder approval is advisable.



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

      13.   EFFECTIVE DATE OF PLAN

            This Plan shall become effective upon adoption by the Board provided, however, that no Option shall be exercisable unless and until written consent of the shareholders of the Company, or approval of shareholders of the Company voting at a validly called shareholders' meeting, is obtained within 12 months after adoption by the Board. If such shareholder approval is not obtained within such time, Options granted hereunder shall terminate and be of no force and effect from and after expiration of such 12-month period. Options may be granted and exercised under this Plan only after there has been compliance with all applicable federal and state securities laws.

Plan adopted by the Board of Directors on January 14, 1994. Plan approved by Shareholders on January 14, 1994.



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

                            CONCUR TECHNOLOGIES, INC.
                             1994 STOCK OPTION PLAN
                        INCENTIVE STOCK OPTION AGREEMENT



      (A)  NAME OF OPTIONEE:  [Employee]
      (B)  GRANT DATE:        07/29/98
      (C)  NUMBER OF SHARES:  [M_of_shares]
      (D)  EXERCISE PRICE:    $[Price]
      (E)  VESTING BASE DATE: [start_date]
      (F)  EFFECTIVE DATE:    07/29/98



      THIS INCENTIVE STOCK OPTION AGREEMENT (the "Agreement"), is made and entered into as of the date set forth in Item F above (the "Effective Date") between Concur Technologies, Inc. (formerly Portable Software Corporation), a Washington corporation (the "Company") and the person named in Item A above ("Optionee").

      THE PARTIES AGREE AS FOLLOWS:

      1.    Grant of Option; Vesting Base Date.

            1.1 Grant. The Company hereby grants to Optionee pursuant to the Company's 1994 Stock Option Plan (the "Plan"), a copy of which is attached to this Agreement as Exhibit 1, an incentive stock option (the "ISO") to purchase all or any part of an aggregate of the number of shares (the "ISO Shares") of the Company's Common Stock (as defined in the Plan) listed in Item C above on the terms and conditions set forth herein and in the Plan, the terms and conditions of the Plan being hereby incorporated into this Agreement by reference.

            1.2 Vesting Base Date. The parties hereby establish the date set forth in Item E above as the Vesting Base Date (as defined in Section 5.1 below).

      2. Exercise Price. The exercise price for purchase of each share of Common Stock covered by this ISO shall be the price set forth in Item D above.

      3. Term. Unless otherwise specified on Exhibit 3 attached hereto, if any (the absence of such exhibit indicating that no such exhibit was intended), this ISO shall expire as provided in Section 6.1.12 of the Plan.

      4. Adjustment of ISOs. The Company shall adjust the number and kind of shares and the exercise price thereof in certain circumstances in accordance with the provisions of Section 6.1.1 of the Plan.

      5. Exercise of Options.

            5.1 Vesting; Time of Exercise. This ISO shall be exercisable according to the schedule set forth on Exhibit 5.1 attached hereto. Such schedule shall commence as of the date set forth in Item (E) above (the "Vesting Base Date").

            5.2 Exercise After Termination of Status as an Employee, Director or Consultant. In the event of termination of Optionee's continuous status as an employee, director or consultant, this ISO may be exercised only in accordance with the provisions of Section 6.1.7 of the Plan.

            5.3 Manner of Exercise. Optionee may exercise this ISO, or any portion of this ISO, by giving written notice to the Company at its principal executive office, to the attention of the officer of the Company designated by the Plan Administrator, accompanied by a copy of the 1994 Stock Option Plan Stock Purchase Agreement in substantially the form attached hereto as Exhibit
5.3 executed by Optionee (or at the option of the Company such other form of stock purchase agreement as shall then be acceptable to the Company), payment of the exercise price and payment of any applicable withholding or employment taxes. The date the Company receives written notice of an exercise hereunder accompanied by payment will be considered as the date this ISO was exercised.

            5.4 Payment. Except as provided in Exhibit 5.4 attached hereto, if any (the absence of such exhibit indicating that no exhibit was intended), payment may be made for ISO Shares purchased at the time written notice of exercise of the ISO is given to the Company, by delivery of cash, check, previously owned shares of Common Stock (provided that delivery of previously owned shares may not be made more than once in any six-month period), or a full recourse promissory note equal to up to 90% of the exercise price and payable over no more than five years. The proceeds of any payment shall constitute general funds of the Company.

            5.5 Delivery of Certificate. Promptly after receipt of written notice of exercise of the ISO, the Company shall, without stock issue or transfer taxes to the Optionee or other person entitled to exercise, deliver to the Optionee or other person a certificate or certificates for the requisite number of ISO Shares. An Optionee or transferee of an Optionee shall not have any privileges as a shareholder with respect to any ISO Shares covered by the option until the date of issuance of a stock certificate.

      6. Nonassignability of ISO. This ISO is not assignable or transferable by Optionee except by will or by the laws of descent and distribution. During the life of Optionee, the ISO is exercisable only by the Optionee. Any attempt to assign, pledge, transfer, hypothecate or otherwise dispose of this ISO in a manner not herein permitted, and any levy of execution, attachment, or similar process on this ISO, shall be null and void.

      7. Company's Repurchase Rights. The ISO Shares arising from exercise of this ISO shall be subject to a right of repurchase in favor of the Company (the "Right of Repurchase") to the extent set forth on Exhibit 7 attached hereto (the absence of such exhibit indicating that no such exhibit was intended and that the ISO shall be subject to the limitations set forth on Exhibit 5.1). If the Optionee's employment with the Company terminates before the Right of Repurchase lapses in accordance in accordance with Exhibit 7, the Company may purchase ISO shares subject to the Right of Repurchase (either by payment of cash or by cancellation of purchase money indebtedness) for an amount equal to the price the Optionee paid for such ISO Shares (exclusive of any taxes paid upon acquisition of the stock) by giving notice at any time within the later of (a) 30 days after the acquisition of the ISO Shares upon option exercise, or (b) 90 days after such termination of employment, that the Company is exercising its right of repurchase. The Company shall include with such notice payment in full in cash or by evidence of cancellation of purchase money indebtedness. The Optionee may not dispose of or transfer ISO Shares while such shares are subject to the Right of Repurchase and any such attempted transfer shall be null and void.

      8.    Company's Right of First Refusal.

            8.1 Right of First Refusal. In the event that the Optionee proposes to sell, pledge, or otherwise transfer any ISO Shares or any interest in such shares to any person or entity, the Company shall have a right of first refusal (the "Right of First Refusal") with respect to such ISO Shares. If Optionee desires to transfer ISO Shares, Optionee shall give a written notice (the "Transfer Notice") to the Company describing fully the proposed transfer, including the number of ISO Shares proposed to be transferred, the proposed transfer price, and the name and address of the proposed transferee. The Transfer Notice shall be signed both by Optionee and by the proposed transferee and must constitute a binding commitment of both such parties for the transfer of such ISO Shares. The Company may elect to purchase all, but not less than all, of the ISO Shares subject to the Transfer Notice by delivery of a notice of exercise of the Company's Right of First Refusal within 30 days after the date the Transfer Notice is delivered to the Company. The purchase price paid by the Company shall be the price per share equal to the proposed per share transfer price, and shall be paid to the Optionee within 60 days after the date the Transfer Notice is received by the Company, unless a longer period for payment was offered by the proposed transferee, in which case the Company shall pay the purchase price within such longer period. The Company's rights under this Section 8.1 shall be freely assignable, in whole or in part. Notwithstanding the foregoing, the Right of First Refusal does not apply to a transfer of shares by gift or devise to the Optionee's immediate family (i.e., parents, spouse or children or to a trust for the benefit of the Optionee or any of the Optionee's immediate family members), but does apply to any subsequent transfer of such shares by such immediate family members.

      8.2 Transfer of ISO Shares. If the Company fails to exercise the Right of First Refusal within 30 days after the date the Transfer Notice is delivered to the Company, the Optionee may, not later than 75 days following delivery to the Company of the Transfer Notice, conclude a transfer of the ISO Shares subject to the Transfer Notice on the terms and conditions described in the Transfer Notice. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by the Optionee, shall again be subject to the Right of First Refusal and shall require compliance by the Optionee with the procedure described in Section 8.1 of this Agreement. If the Company exercises the Right of First Refusal, the parties shall consummate the sale of ISO Shares on the terms, other than price, as applicable under Section 8.1, set forth in the Transfer Notice; provided, however in the event the Transfer Notice provides for payment for the ISO Shares other than in cash, the Company shall have the option of paying for the ISO Shares by paying in cash the present value of the consideration described in the Transfer Notice; and further provided that if the value of noncash consideration is to be paid and the Optionee disagrees with the value determined by the Company, the Optionee may request an independent appraisal by an appraiser acceptable to the Optionee and the Company, the costs of such appraisal to be borne equally by the Optionee and the Company.

            8.3 Binding Effect. The Right of First Refusal shall inure to the benefit of the successors and assigns of the Company and shall be binding upon any transferee of ISO Shares other than a transferee acquiring ISO Shares in a transaction where the Company failed to exercise the Right of First Refusal (a "Free Transferee") or a transferee of a Free Transferee.

            8.4 Termination of Company's Right of First Refusal. Notwithstanding anything in this Section 8, the Company shall have no Right of First Refusal, and Optionee shall have no obligation to comply with the procedures in Sections
8.1 through 8.3 after the earlier of (i) the closing of the Company's initial public offering to the public generally, or (ii) the date ten (10) years after the Effective Date.

      9. Market Standoff. Optionee hereby agrees that if so requested by the Company or any representative of the underwriters in connection with any registration of the offering of the securities of the Company under the Securities Act of 1933, as amended (the "Securities Act"), Optionee shall not sell or otherwise transfer the ISO Shares for a period of 180 days following the effective date of a Registration Statement filed under the Securities Act; provided that such restrictions shall only apply to the first two registration statements of the Company to become effective under the Securities Act which include securities to be sold on behalf of the Company in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to the ISO Shares subject to the foregoing restrictions until the end of each such 180-day period.

      10.   Restriction on Issuance of Shares.

            10.1 Legality of Issuance. The Company shall not be obligated to sell or issue any ISO Shares pursuant to this Agreement if such sale or issuance, in the opinion of the Company and the Company's counsel, might constitute a violation by the Company of any provision of law, including without limitation the provisions of the Securities Act.

            10.2 Registration or Qualification of Securities. The Company may, but shall not be required to, register or qualify the sale of this ISO or any ISO Shares under the Securities Act or any other applicable law. The Company shall not be obligated to take any affirmative action in order to cause the grant or exercise of this option or the issuance or sale of any ISO Shares pursuant thereto to comply with any law.

      11. Restriction on Transfer. Regardless whether the sale of the ISO Shares has been registered under the Securities Act or has been registered or qualified under the securities laws of any state, the Company may impose restrictions upon the sale, pledge or other transfer of ISO Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and the Company's counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Securities Act, the securities laws of any state, or any other law, or if the Company does not desire to have a trading market develop for its securities.

      12. Stock Certificate. Stock certificates evidencing ISO Shares may bear such restrictive legends as the Company and the Company's counsel deem necessary or advisable under applicable law or pursuant to this Agreement.

      13. Disqualifying Dispositions. If stock acquired by exercise of this ISO is disposed of within two years after the Effective Date or within one year after date of such exercise (as determined under Section 5.3 of this Agreement), the Optionee immediately prior to the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the disposition as the Company may reasonably require.

      14. Representations, Warranties, Covenants, and Acknowledgments of Optionee Upon Exercise of ISO. Optionee hereby agrees that in the event that the Company and the Company's counsel deem it necessary or advisable in the exercise of their discretion, the issuance of ISO Shares may be conditioned upon certain representations, warranties, and acknowledgments by the person exercising the ISO (the "Purchaser"), including, without limitation, those set forth in Sections 14.1 through 14.8 inclusive:

          14.1 Investment. Purchaser is acquiring the ISO Shares for Purchaser's own account, and not for the account of any other person. Purchaser is acquiring the ISO Shares for investment and not with a view to distribution or resale thereof except in compliance with applicable laws regulating securities.

          14.2 Business Experience. Purchaser is capable of evaluating the merits and risks of Purchaser's investment in the Company evidenced by purchase of the ISO Shares.

          14.3 Relation to Company. Purchaser is presently an officer, director, or other employee of, or consultant to the Company, and in such capacity has become personally familiar with the business, affairs, financial condition, and results of operations of the Company.

          14.4 Access to Information. Purchaser has had the opportunity to ask questions of, and to receive answers from, appropriate executive officers of the Company with respect to the terms and conditions of the transaction contemplated hereby and with respect to the business, affairs, financial condition, and results of operations of the Company. Purchaser has had access to such financial and other information as is necessary in order for Purchaser to make a fully-informed decision as to investment in the Company by way of purchase of the ISO Shares, and has had the opportunity to obtain any additional information necessary to verify any of such information to which Purchaser has had access.

          14.5 Speculative Investment. Purchaser's investment in the Company represented by the ISO Shares is highly speculative in nature and is subject to a high degree of risk of loss in whole or in part. The amount of such investment is within Purchaser's risk capital means and is not so great in relation to Purchaser's total financial resources as would jeopardize the personal financial needs of Purchaser or Purchaser's family in the event such investment were lost in whole or in part.

          14.6 Registration. Purchaser must bear the economic risk of investment for an indefinite period of time because the sale to Purchaser of the ISO Shares has not been registered under the Securities Act and the ISO Shares cannot be transferred by Purchaser unless such transfer is registered under the Securities Act or an exemption from such registration is available. The Company has made no agreements, covenants, or undertakings whatsoever to register the transfer of any of the ISO Shares under the Securities Act. The Company has made no representations, warranties, or covenants whatsoever as to whether any exemption from the Securities Act, including without limitation any exemption for limited sales in routine brokers' transactions pursuant to Rule 144, will be available; if the exemption under Rule 144 is available at all, it may not be available until at least two years after payment of cash for the ISO Shares and not then unless:
(i) a public trading market then exists in the Company's common stock; (ii) adequate information as to the Company's financial and other affairs and operations is then available to the public; and (iii) all other terms and conditions of Rule 144 have been satisfied. Purchaser understands that the resale provisions of Rule 701 will not apply until 90 days after the Company becomes subject to the reporting obligations of the Securities Exchange Act of 1934 (typically 90 days after the effective date of an initial public offering).

      14.7 Public Trading. None of the Company's securities is presently publicly traded, and the Company has made no representation, covenant, or agreement as to whether there will be a public market for any of its securities.

      14.8 Tax Advice. The Company has made no warranties or representations to Purchaser with respect to the income tax consequences of the transactions contemplated by the agreement pursuant to which the ISO Shares will be purchased and Purchaser is in no manner relying on the Company or its representatives for an assessment of such tax consequences.

      15. Assignment; Binding Effect. Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon and inure to the benefit of the executors, administrators, heirs, legal representatives, and successors of the parties hereto; provided, however, that Optionee may not assign any of Optionee's rights under this Agreement.

      16. Damages. Optionee shall be liable to the Company for all costs and damages, including incidental and consequential damages, resulting from a disposition of ISO Shares which is not in conformity with the provisions of this Agreement.

      17. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington excluding those laws that direct the application of the laws of another jurisdiction. The parties agree that the exclusive jurisdiction and venue of any action with respect to this Agreement shall be in the Superior Court of Washington for the County of King or the United States District Court for the Western District of Washington, in either case as located in Seattle, and each of the parties submits itself to the exclusive jurisdiction and venue of such courts for the purpose of such action. The parties agree that service of process in any such action may be effected in the manner provided in this Agreement for delivery of notices.

      18. Notices. All notices and other communications under this Agreement shall be in writing. Unless and until the Optionee is notified in writing to the contrary, all notices, communications, and documents directed to the Company and related to the Agreement, if not delivered by hand, shall be mailed, addressed as follows:

            Concur Technologies, Inc.
            6222 - 185th Avenue NE
            Redmond, WA 98052

Unless and until the Company is notified in writing to the contrary, all notices, communications, and documents intended for the Optionee and related to this Agreement, if not delivered by hand, shall be mailed to Optionee's last known address as shown on the Company's books. Notices and communications shall be mailed by first class mail, postage prepaid; documents shall be mailed by registered mail, return receipt requested, postage prepaid. All mailings and deliveries related to this Agreement shall be deemed received when actually received, if by hand delivery, and two business days after mailing, if by mail.

      19. Entire Agreement. This Agreement, together with the Plan and any stock purchase agreement relating to the purchase of ISO Shares, contains all of the terms and conditions agreed upon by the parties relating to its subject matter and supersedes any and all prior and contemporaneous agreements, negotiations, correspondence, understandings and communications of the parties, whether oral or written, respecting that subject matter.

IN WITNESS WHEREOF, the parties have executed this Incentive Stock Option Agreement as of the Effective Date.

      CONCUR TECHNOLOGIES, INC.


      By
        ------------------------------------
           Anne Kroger

      Title:   Director of Finance and Operations



The Optionee hereby accepts and agrees to be bound by all of the terms and conditions of this Agreement and the Plan.



      ---------------------------------------
      Employee


      Dated:  As of
                   --------------------------


Optionee's spouse indicates by the execution of this Incentive Stock Option Agreement his or her consent to be bound by the terms thereof as to his or her interests, whether as community property or otherwise, if any, in the option granted hereunder, and in any ISO Shares purchased pursuant to this Agreement.



      ---------------------------------------
      Optionee's Spouse

EXHIBITS

Exhibit 1                     1994 Stock Option Plan

Exhibit 3   (if applicable)   Expiration of Incentive Stock Option

Exhibit 5.1                   Time of Exercise

Exhibit 5.3                   1994 Stock Option Plan Stock Purchase Agreement

Exhibit 5.4 (if applicable)   Payment

Exhibit 7   (if applicable)   Right of Repurchase

EXHIBIT 5.1 OF THE INCENTIVE STOCK OPTION AGREEMENT


      The ISO shall be exercisable with respect to 25% of the total number of ISO Shares one year after the Vesting Base Date and, thereafter, with respect to an additional 1/36 of the remaining ISO Shares at the end of each month after the month of the first anniversary of Vesting Base Date, so that all of the ISO Shares may be purchased on and after the fourth anniversary of the Vesting Base Date.


      CONCUR TECHNOLOGIES, INC.



      By
        ------------------------------------
                Anne Kroger






        -----------------------------------
                 Employee

EXHIBIT 5.3 OF THE INCENTIVE STOCK OPTION AGREEMENT

EXHIBIT 7 OF THE INCENTIVE STOCK OPTION AGREEMENT


[Intentionally Left Blank]